SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 13, 2007

Clarus Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-24277	58-1972600
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One Landmark Square, 22nd Floor, Stamford Connecticut 06901
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 428-2000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of Material Definitive Agreement

Effective as of December 13, 2007, the Registrant’s Board of Directors (the “Board”) terminated, the Employee Stock Purchase Plan of Clarus Corporation and the Global Employee Stock Purchase Plan of Clarus Corporation (collectively, the “Plans”). Under the Plans, eligible employees had an opportunity to elect to have up to 15% of their annual salary, up to a maximum of $12,500 per six-month purchase period, withheld to purchase the Registrant’s common stock. The Board determined to discontinue the Plans because at the time of termination there were no employees participating in the Plans and the Plans were no longer a meaningful part of the Company’s equity incentive program and were administratively burdensome and costly to maintain.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2007

CLARUS CORPORATION

By:	/s/ Philip A. Baratelli
Name: Philip A. Baratelli
Title: Chief Financial Officer